UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 4, 2016

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town And Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
On April 4, 2016, Comstock Resources, Inc. (the "Company") completed a privately-negotiated exchange with a holder (the "Holder") of the Company's 7¾% Senior Notes due 2019 (the "Notes"), pursuant to which the Holder exchanged an aggregate $14.3 million principal amount of such Notes for (i) 2.6 million shares of the Company's common stock and (ii) the accrued but unpaid interest on the Notes.  A press release announcing the transaction is attached hereto as Exhibit 99.1.
The issuance of the Company's common stock in exchange for the Notes is being made in reliance on the exemption from registration provided by Section 3(a)(9) under the Securities Act of 1933, as amended.
This current report on Form 8-K does not constitute an offer to exchange the Notes or other securities of the Company for common stock or other securities of the Company.

Item 8.01 Other Events
The information provided in Item 3.02 is incorporated by reference into this Item 8.01.
The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Press Release dated April 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: April 6, 2016	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer